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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Michael T. Fries, Bernard G. Dvorak, Charles H.R. Bracken and Elizabeth M. Markowski and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any post-effective amendment to the registration statement on Form S-3 (File No. 333-117079) filed with the Securities and Exchange Commission (the "Commission") in connection with the registration by UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), of the Company's 1 3/4% Convertible Senior Notes due April 2024, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

June 16, 2005	/s/ JOHN C. MALONE John C. Malone, Chairman and Director
June 16, 2005	/s/ MICHAEL T. FRIES Michael T. Fries, President, Chief Executive Officer and Director
June 16, 2005	/s/ BERNARD G. DVORAK Bernard G. Dvorak, Senior Vice President and Co-Chief Financial Officer (Principal Accounting Officer)
June 16, 2005	/s/ CHARLES H.R. BRACKEN Charles H.R. Bracken, Senior Vice President and Co-Chief Financial Officer (Principal Financial Officer)

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  EXHIBIT 24.1
POWER OF ATTORNEY